UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2016

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 7.01.	Regulation FD Disclosure.

At the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of NCR Corporation (“NCR” or the “Company”) on April 20, 2016, the Chairman of the meeting adjourned the meeting until Thursday, April 28, 2016, at 9:00 a.m. Eastern Time, with respect to the proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for annual elections of all directors elected at or after the 2017 annual meeting of stockholders (the “Proposal”) to allow for additional voting.

Though the Proposal continued to receive additional favorable votes after April 20, it did not, prior to the reconvened 2016 Annual Meeting on April 28, receive the votes required for approval under the Company’s charter, which is 80% of the voting power of all shares of outstanding stock entitled to vote generally in the election of directors. In order to continue to allow for additional voting, at the reconvened meeting the Chairman of the meeting again adjourned the 2016 Annual Meeting with respect to the Proposal until Wednesday, May 11, 2016, at 2:00 p.m. Eastern Time.

The 2016 Annual Meeting was a virtual meeting and will resume on May 11, 2016 in the same format. The resumed meeting can be attended using the same access information that was used initially for the 2016 Annual Meeting, the details of which are set forth in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2016.

Voting has been closed on the election of directors and each of the other proposals before the 2016 Annual Meeting other than the declassification of the Board, and the results of the votes taken at the 2016 Annual Meeting on those closed matters were included in a Current Report on Form 8-K that was filed with the SEC on April 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Senior Vice President, General Counsel and Corporate Secretary